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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:   (Date of Earliest Event Reported) FEBRUARY 10, 2005


                            PANHANDLE ROYALTY COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       OKLAHOMA                      0-9116                       73-1055775
------------------------        -----------------            -------------------
(State of Incorporation)        (Commission File              (I.R.S. Employer
                                     Number)                 Identification No.)


GRAND CENTRE SUITE 210, 5400 NORTH GRAND BLVD., OKLAHOMA CITY, OK  73112
--------------------------------------------------------------------------------
                           (Address of principal executive offices)

Registrant's telephone number including area code:     (405) 948-1560
                                                    ----------------------------


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                            Panhandle Royalty Company
                                    FORM 8-K
                                February 10, 2005


ITEM 7.01         REGULATION FD DISCLOSURE


         This Form 8-K contains the Company's press release dated February 10, 2005 containing the Company's 2005 first fiscal quarter ended December 31, 2004 earnings release.


         OKLAHOMA CITY, OK- PANHANDLE ROYALTY COMPANY (AMEX-PHX) reported today financial results for the first quarter of fiscal 2005, ending December 31, 2004. Net income, after provision for income taxes, was $2,448,344 or 58 cents per share. This was a 152% increase over the 23 cents per share (adjusted for 2-for-1 stock split) reported for last year's first quarter. Total revenues for the quarter were up 71%, to $8,492,360. Net natural gas production increased 20% to 1,123,068 mcf and net oil production increased 5% to 31,453 barrels. Price received for natural gas increased 47% to $6.10/mcf, while oil price was up 53% to $46.45 per barrel.

Year over year, quarterly cash flow from operations grew 16% to $4,413,472, while capital expenditures for oil and gas activities was up 121% to $4,411,562. This included an approximate $850,000 paid for acquiring two older producing wells with potential for multiple increased density offsets. Assets increased 5% over fiscal year-end to $56,844,945. Shareholders equity was up over the 3-months since fiscal year-end by 6% to $30,543,759. Debt was $9,491,660, a 10% reduction from fiscal year-end. A dividend of 5 cents per share was paid during the quarter. This was a 25% increase over that paid in fiscal 2003's first quarter.

H W PEACE II, COMPANY PRESIDENT AND CEO STATED:


"Panhandle continues to set record quarterly financial results. The realized price for gas and oil sales has steadily increased for the past several quarters and is the most important factor for record revenues and profits. This quarter, the significant 20% gain in natural gas production coupled with a nice 5% gain in oil production only further enhanced these results. The production increases are the result of last fiscal year's successful drilling particularly in areas where we own larger mineral interests such as the Mayfield and Carbonate Wash Field areas of western Oklahoma's Anadarko Basin along with numerous smaller interest wells scattered through many other counties of Oklahoma and Texas. During the quarter there were 27 working interest wells completed resulting in 22 gas wells, 3 oil wells and 2 dry holes. The Company's average working interest was slightly over 5% per well. Additionally, there were 50 wells completed where we had only a royalty interest, which resulted in 41 gas wells, 6 oil wells and 3 dry holes. Average royalty interest per well was just under 1%. A considerable number of working and royalty interest wells were drilling or testing at quarters end."

"The board approved a budget this fiscal year of $12,250,000 for our oil and gas activities including drilling, leasing and seismic costs. This is a 39% increase over last year's budget and a 12% increase over actual oil and gas activity expenditures last year. We intend to be more selective in the wells where we participate with a working interest and attempt to


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increase our interest where possible in those wells so that within the next five years our average working interest in new wells will be 8% to 10% versus the 4% to 5% last year. The higher oil and gas price has created many new opportunities for growth but it is now also allowing drilling contractors, service companies, steel pipe and equipment suppliers the ability to significantly increase their prices to keep up with the increased demand. It is now costing about 33% more to drill and complete an approximate 15,000' well in western Oklahoma than it did a year ago. The higher oil and gas price is limiting the number of wells being drilled due to a shortage of larger deep rated drilling rigs where a good portion of our activity is located. There are currently a large number of locations to be drilled where we have minerals or leasehold."


                                           FIRST QUARTER ENDED DECEMBER 31,
                                                2004            2003
                                           ------------     --------------
Revenues                                     $8,492,360     $4,973,462
Net Income                                   $2,448,344     $  990,233
Cash Provided by Operating Activities        $4,584,947     $3,791,538

Average Shares Outstanding - Diluted (1)      4,240,759      4,224,832
Diluted Earnings per Share                   $      .58     $      .23

Barrels Sold                                     31,453         30,066
Average Sales Price per Barrel               $    46.45     $    30.30
MCF Sold                                      1,123,068        934,032
Average Sales Price per MCF                  $     6.10     $     4.16


         (1) All references to number of shares and per share information, for all periods presented, have been adjusted to reflect the 2-for-1 stock split, which was effected in the form of a stock dividend, distributed on April 15, 2004.



PANHANDLE ROYALTY COMPANY (AMEX-PHX) is a publicly held diversified mineral holding company engaged in the acquisition, ownership, management and development of its fee minerals. It actively participates in the exploration, drilling, production and acquisition of hydrocarbons. Its stock is traded on the American Stock Exchange (AMEX) under the symbol PHX. The Company's office is located in Oklahoma City while its mineral holdings and production are situated in Oklahoma, New Mexico, Texas and 19 other states.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS for fiscal 2005 and later periods are made in this document. Such statements represent estimates by management based on the Company's historical operating trends, its proved oil and gas reserves and other information currently available to management. The Company cautions that the forward-looking statements provided herein are subject to all the risks and uncertainties incident to the acquisition, development and marketing of, and exploration for oil and gas reserves. These risks include, but are not limited to, oil and natural gas price risk, environmental risks, drilling risk, reserve quantity risk and operations and production risk. For all the above reasons, actual results may vary materially from the forward-looking statements and there is no assurance that the assumptions used are necessarily the most likely to occur.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              PANHANDLE ROYALTY COMPANY


                                              /s/ Michael C. Coffman
                                              ----------------------------------
DATE:    February 14, 2005                    Michael C. Coffman, Vice President
                                              Chief Financial Officer,
                                              Secretary & Treasurer





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